Exhibit 99.1 News Release
Contacts:
Brooke Hart (Media)
brooke.hart@hii-co.com
202-264-7108

Christie Thomas (Investors)
christie.thomas@hii-co.com
757-380-2104

HII Reports First Quarter 2025 Results

NEWPORT NEWS, Va. (May 1, 2025) - HII (NYSE: HII) today reported results for the first quarter of fiscal 2025.

Highlights
•First quarter revenues were $2.7 billion
•First quarter net earnings were $149 million or $3.79 diluted earnings per share
•New contract awards of $2.1 billion, resulting in backlog of $48 billion
•Company reaffirms previously issued financial guidance1

First Quarter Results
First quarter 2025 revenues of $2.7 billion were down 2.5% from the first quarter of 2024, driven by lower volume at Newport News Shipbuilding, Ingalls Shipbuilding and Mission Technologies.

Operating income in the first quarter of 2025 was $161 million and operating margin was 5.9%, compared to $154 million and 5.5%, respectively, in the first quarter of 2024. The increases were primarily driven by a more favorable operating FAS/CAS adjustment, as well as better segment operating results compared to the prior year.

Segment operating income2 in the first quarter of 2025 was $171 million and segment operating margin2 was 6.3%, compared to $170 million and 6.1%, respectively, in the first quarter of 2024. The increases were driven primarily by stronger results at Mission Technologies and Newport News Shipbuilding, largely offset by results at Ingalls Shipbuilding.

Net earnings in the quarter were $149 million, compared to $153 million in the first quarter of 2024. Diluted earnings per share in the quarter was $3.79, compared to $3.87 in the first quarter of 2024.

Net cash used in operating activities in the quarter was $395 million and free cash flow2 was negative $462 million, compared to net cash used in operating activities of $202 million and free cash flow1 of negative $274 million in the first quarter of 2024.

New contract awards in the first quarter of 2025 were $2.1 billion, bringing total backlog to approximately $48.0 billion as of March 31, 2025.

“We are encouraged by the pace of our operational initiatives in 2025. We expect throughput to ramp as we move through the year and, coupled with our cost savings initiatives, we expect steady improvement in support of our operational and financial goals. We are also very supportive of the administration's commitment to expand our nation's shipbuilding capabilities and the maritime industrial base," said Chris Kastner, HII’s president and CEO.

1The financial outlook, expectations and other forward looking statements provided by the company for 2025 and beyond reflect the company's judgment based on information available at the time of this release.

2Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Results of Operations

	Three Months Ended
	March 31
($ in millions, except per share amounts)	2025	2024	$ Change	% Change
Sales and service revenues	$2,734	$2,805	$(71)	(2.5)%
Operating income	161	154	7	4.5%
Operating margin %	5.9%	5.5%		40 bps
Segment operating income[1]	171	170	1	0.6%
Segment operating margin %[1]	6.3%	6.1%		19 bps
Net earnings	149	153	(4)	(2.6)%
Diluted earnings per share	$3.79	$3.87	$(0.08)	(2.1)%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended
	March 31
($ in millions)	2025	2024	$ Change	% Change
Revenues	$637	$655	$(18)	(2.7)%
Segment operating income	46	60	(14)	(23.3)%
Segment operating margin %	7.2%	9.2%		(194) bps

Ingalls Shipbuilding revenues for the first quarter of 2025 were $637 million, a decrease of $18 million, or 2.7%, from the same period in 2024, primarily driven by lower volumes in amphibious assault ships.

Ingalls Shipbuilding segment operating income for the first quarter of 2025 was $46 million, a decrease of $14 million from the same period in 2024. Segment operating margin in the first quarter of 2025 was 7.2%, compared to 9.2% in the same period last year. The decreases were primarily driven by lower performance on amphibious assault ships.

Key Ingalls Shipbuilding milestones for the quarter:
•Launched guided missile destroyer Jeremiah Denton (DDG 129)
•Christened amphibious transport dock Harrisburg (LPD 30)
•Began fabrication of amphibious transport dock Philadelphia (LPD 32)

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Newport News Shipbuilding

	Three Months Ended
	March 31
($ in millions)	2025	2024	$ Change	% Change
Revenues	$1,396	$1,434	$(38)	(2.6)%
Segment operating income	85	82	3	3.7%
Segment operating margin %	6.1%	5.7%		37 bps

Newport News Shipbuilding revenues for the first quarter of 2025 were $1.4 billion, a decrease of $38 million, or 2.6%, from the same period in 2024. The decrease was primarily driven by lower volumes in aircraft carriers and naval nuclear support services, partially offset by higher volumes in the Columbia-class submarine program.

Newport News Shipbuilding segment operating income for the first quarter of 2025 was $85 million, an increase of $3 million from the same period in 2024. Segment operating margin in the first quarter of 2025 was 6.1% compared to 5.7% in the same period last year. The increases were primarily driven by contract incentives on the Virginia-class submarine program and higher volumes on the Columbia-class submarine program, partially offset by lower performance on aircraft carrier construction.

Key Newport News Shipbuilding milestones for the quarter:
•Closed the acquisition of South Carolina advanced manufacturing facility and began work at Newport News Shipbuilding - Charleston Operations
•Successfully installed the first valve manifold assembly created by additive manufacturing technology on a new construction aircraft carrier

Mission Technologies

	Three Months Ended
	March 31
($ in millions)	2025	2024	$ Change	% Change
Revenues	$735	$750	$(15)	(2.0)%
Segment operating income	40	28	12	42.9%
Segment operating margin %	5.4%	3.7%		171 bps

Mission Technologies revenues for the first quarter of 2025 were $735 million, a decrease of $15 million, or
2.0%, from the same period in 2024. The decrease was primarily due to lower volumes in C5ISR, partially offset by higher volumes in cyber, electronic warfare & space.

Mission Technologies segment operating income for the first quarter of 2025 was $40 million, compared to $28 million in the first quarter of 2024. Segment operating margin in the first quarter of 2025 was 5.4%, compared to 3.7% in the same period last year. The increases were primarily driven by higher performance in cyber, electronic warfare & space and uncrewed systems.

Mission Technologies results included approximately $22 million of amortization of purchased intangible assets in the first quarter of 2025, compared to approximately $25 million in the same period last year.

Mission Technologies EBITDA margin1 in the first quarter of 2025 was 9.1%, an increase from 7.7% in the first quarter of 2024.

1Non-GAAP measures. See Exhibit B for definitions and reconciliations

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Key Mission Technologies milestones for the quarter:
•Awarded a task order valued at approximately $296 million to support U.S. Air Forces in Europe-Air Forces in Africa’s (USAFE-AFAFRICA) air and space operations around the globe
•Awarded a contract to deliver the new Australian Submarine Supplier Qualification (AUSSQ) pilot program over the next two years to accelerate the identification and qualification of Australian suppliers and products into the United States submarine industrial base
•Awarded a task order valued at approximately $182 million to provide logistics support for U.S. Air Force F-16 pilot training devices
•Selected to develop an open architecture High-Energy Laser weapon system for the U.S. Army’s Rapid Capabilities and Critical Technologies Office
•Awarded a $147 million contract to support shipboard and shore-based combat training services for the U.S. Navy

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HII Financial Outlook1
•     Reaffirming FY25 outlook
•     FY25 shipbuilding revenue2 between $8.9 and $9.1 billion; expect shipbuilding operating margin2 between 5.5% and 6.5%
•     FY25 Mission Technologies revenue between $2.9 to $3.1 billion, Mission Technologies segment operating margin2 between 4.0% and 4.5%; and Mission Technologies EBITDA margin2 between 8.0% and 8.5%
•    FY25 free cash flow2,3 between $300 and $500 million

FY25 Outlook[1]
Shipbuilding Revenue[2]	$8.9B - $9.1B
Shipbuilding Operating Margin[2]	5.5% - 6.5%
Mission Technologies Revenue	$2.9B - $3.1B
Mission Technologies Segment Operating Margin[2]	4.0% - 4.5%
Mission Technologies EBITDA Margin[2]	8.0% - 8.5%

Operating FAS/CAS Adjustment	($43M)
Non-current State Income Tax Benefit/Expense[2,4]	~$0M
Interest Expense	($130M)
Non-operating Retirement Benefit	$191M
Effective Tax Rate	~21%

Depreciation & Amortization	~$340M
Capital Expenditures	~4% of Sales
Free Cash Flow[2,3]	$300M - $500M

1The financial outlook, expectations and other forward-looking statements provided by the company for 2025 and beyond reflect the company's judgment based on the information available at the time of this release.
2Non-GAAP measures. See Exhibit B for definitions. In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward–looking GAAP and non–GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.
3Outlook is based on current tax law and assumes the provisions requiring capitalization of R&D expenditures for tax purposes are not deferred or repealed.
4Outlook is based on current tax law. Repeal or deferral of provisions requiring capitalization of R&D expenditures would result in elevated non-current state income tax expense.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

About HII

HII is a global, all-domain defense provider. HII’s mission is to deliver the world’s most powerful ships and all-domain solutions in service of the nation, creating the advantage for our customers to protect peace and freedom around the world.

As the nation’s largest military shipbuilder, and with a more than 135-year history of advancing U.S. national security, HII delivers critical capabilities extending from ships to unmanned systems, cyber, ISR, AI/ML and synthetic training. Headquartered in Virginia, HII’s workforce is 44,000 strong. For more information, please visit www.HII.com.

Conference Call Information

HII will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.HII.com. A telephone replay of the conference call will be available from noon today through Thursday, May 8th by calling (866) 813-9403 or (929) 458-6194 and using access code 849641.

Cautionary Statement Regarding Forward-Looking Statements and Projections
Statements in this earnings release and in our other filings with the SEC, as well as other statements we may make from time to time, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance," "outlook," "predicts," "potential," "continue," and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to: our dependence on the U.S. Government for substantially all of our business; significant delays or reductions in appropriations for our programs and/or changes in customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans);our ability to estimate our future contract costs, including cost increases due to inflation, labor challenges, changes in trade policy, or other factors and our efforts to recover or offset such costs and/or changes in estimated contract costs, and perform our contracts effectively; changes in business practices, procurement processes and government regulations and our ability to comply with such requirements; adverse economic conditions in the United States and globally; our level of indebtedness and ability to service our indebtedness; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; our ability to attract, retain, and train a qualified workforce; subcontractor and supplier performance and the availability and pricing of raw materials and components; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions; investigations, claims, disputes, enforcement actions, litigation (including criminal, civil, and administrative), and/or other legal proceedings, and improper conduct of employees, agents, subcontractors, suppliers, business partners, or joint ventures in which we participate, including the impact on our reputation or ability to do business; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; natural and environmental disasters and political instability; health epidemics, pandemics and similar outbreaks; and other risk factors discussed herein and in our other filings with the SEC. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31
(in millions, except per share amounts)	2025	2024
Sales and service revenues
Product sales	$1,713	$1,787
Service revenues	1,021	1,018
Sales and service revenues	2,734	2,805
Cost of sales and service revenues
Cost of product sales	1,451	1,537
Cost of service revenues	889	893
Income from operating investments, net	13	12
Other income and gains (losses), net	—	(1)
General and administrative expenses	246	232
Operating income	161	154
Other income (expense)
Interest expense	(28)	(21)
Non-operating retirement benefit	48	44
Other, net	6	7
Earnings before income taxes	187	184
Federal and foreign income tax expense	38	31
Net earnings	$149	$153

Basic earnings per share	$3.79	$3.87
Weighted-average common shares outstanding	39.3	39.5

Diluted earnings per share	$3.79	$3.87
Weighted-average diluted shares outstanding	39.3	39.5

Dividends declared per share	$1.35	$1.30

Net earnings from above	$149	$153
Other comprehensive income
Change in unamortized benefit plan costs	1	5
Tax expense for items of other comprehensive income	—	(2)
Other comprehensive income, net of tax	1	3
Comprehensive income	$150	$156

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	March 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$167	$831
Accounts receivable, net of allowance for expected credit losses of $2 million as of 2025 and 2024	387	212
Contract assets	2,017	1,683
Inventoried costs	215	208
Income taxes receivable	151	204
Prepaid expenses and other current assets	105	90
Total current assets	3,042	3,228
Property, Plant, and Equipment, net of accumulated depreciation of $2,612 million as of 2025 and $2,583 million as of 2024	3,540	3,450
Operating lease assets	241	239
Goodwill	2,651	2,618
Other intangible assets, net of accumulated amortization of $1,143 million as of 2025 and $1,118 million as of 2024	757	782
Pension plan assets	1,457	1,422
Miscellaneous other assets	415	402
Total assets	$12,103	$12,141
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	602	598
Accrued employees’ compensation	327	392
Short-term debt and current portion of long-term debt	503	503
Current portion of postretirement plan liabilities	124	124
Current portion of workers’ compensation liabilities	204	201
Contract liabilities	647	774
Other current liabilities	449	399
Total current liabilities	2,856	2,991
Long-term debt	2,699	2,700
Pension plan liabilities	142	142
Other postretirement plan liabilities	205	209
Workers’ compensation liabilities	450	443
Long-term operating lease liabilities	204	205
Deferred tax liabilities	367	378
Other long-term liabilities	407	407
Total liabilities	7,330	7,475
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 53,823,416 shares issued and 39,238,707 shares outstanding as of 2025, and 53,714,128 shares issued and 39,129,419 shares outstanding as of 2024	1	1
Additional paid-in capital	2,057	2,045
Retained earnings	5,191	5,097
Treasury stock	(2,449)	(2,449)
Accumulated other comprehensive loss	(27)	(28)
Total stockholders’ equity	4,773	4,666
Total liabilities and stockholders’ equity	$12,103	$12,141

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31
($ in millions)	2025	2024
Operating Activities
Net earnings	$149	$153
Adjustments to reconcile net cash provided by operating activities:
Depreciation	54	53
Amortization of purchased intangibles	25	27
Other non-cash transactions, net	3	2
Stock-based compensation	24	14
Deferred income taxes	(11)	(17)
Gain on investments in marketable securities	(3)	(8)
Change in
Accounts receivable	(175)	(253)
Contract assets	(334)	(124)
Inventoried costs	(7)	(13)
Prepaid expenses and other assets	44	25
Accounts payable and accruals	(126)	(34)
Retiree benefits	(38)	(27)
Net cash used in operating activities	(395)	(202)
Investing Activities:
Capital expenditures
Capital expenditure additions	(67)	(75)
Grant proceeds for capital expenditures	—	3
Acquisitions of businesses	(133)	—
Proceeds from disposition of assets	1	—
Other investing activities, net	—	1
Net cash used in investing activities	(199)	(71)
Financing Activities:
Repayment of long-term debt	—	(145)
Proceeds from revolving credit facility borrowings	—	42
Repayment of revolving credit facility borrowings	—	(20)
Net borrowings on commercial paper	—	117
Dividends paid	(53)	(51)
Repurchases of common stock	—	(62)
Employee taxes on certain share-based payment arrangements	(14)	(25)
Other financing activities, net	(3)	(3)
Net cash used in financing activities	(70)	(147)
Change in cash and cash equivalents	(664)	(420)
Cash and cash equivalents, beginning of period	831	430
Cash and cash equivalents, end of period	$167	$10
Supplemental Cash Flow Disclosure
Cash paid for interest	$8	$10
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$16	$6

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “shipbuilding revenue,” “shipbuilding operating margin,” "Mission Technologies EBITDA," “Mission Technologies EBITDA margin” and “free cash flow.”

We internally manage our operations by reference to segment operating income and segment operating margin, which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin are not measures recognized under GAAP. They are measures that we use to evaluate our core operating performance. When analyzing our operating performance, investors should use shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. We believe that shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of shipbuilding revenue, shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for net earnings as a measure of our performance or net cash provided or used by operating activities as a measure of our liquidity. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward-looking GAAP and non-GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding revenue is defined as the combined sales and service revenues from our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Mission Technologies EBITDA is defined as Mission Technologies segment operating income before interest expense, income taxes, depreciation, and amortization.

Mission Technologies EBITDA margin is defined as Mission Technologies EBITDA as a percentage of Mission Technologies revenues.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

Certain of the financial measures we present are adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended
	March 31
($ in millions)	2025	2024
Ingalls revenues	$637	$655
Newport News revenues	1,396	1,434
Mission Technologies revenues	735	750
Intersegment eliminations	(34)	(34)
Sales and Service Revenues	2,734	2,805

Operating Income	161	154
Operating FAS/CAS Adjustment	10	17
Non-current state income taxes	—	(1)
Segment Operating Income	171	170
As a percentage of sales and service revenues	6.3%	6.1%
Ingalls segment operating income	46	60
As a percentage of Ingalls revenues	7.2%	9.2%
Newport News segment operating income	85	82
As a percentage of Newport News revenues	6.1%	5.7%
Mission Technologies segment operating income	40	28
As a percentage of Mission Technologies revenues	5.4%	3.7%

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliation of Free Cash Flow

	Three Months Ended
	March 31
($ in millions)	2025	2024
Net cash used in operating activities	$(395)	$(202)
Less capital expenditures:
Capital expenditure additions	(67)	(75)
Grant proceeds for capital expenditures	—	3
Free cash flow	$(462)	$(274)

Reconciliation of Mission Technologies EBITDA and EBITDA Margin

	Three Months Ended
	March 31
($ in millions)	2025	2024
Mission Technologies sales and service revenues	$735	$750

Mission Technologies segment operating income	$40	$28
Mission Technologies depreciation expense	3	3
Mission Technologies amortization expense	22	25
Mission Technologies state tax expense	2	2
Mission Technologies EBITDA	$67	$58
Mission Technologies EBITDA margin	9.1%	7.7%

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com